As filed with the Securities and Exchange Commission on September 30, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE MANITOWOC COMPANY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	39-0448110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2400 South 44th Street
Manitowoc, Wisconsin	54221-0066
(Address of Principal Executive Offices)	(Zip Code)

The Manitowoc Company, Inc. 401(k) Retirement Plan

The Manitowoc Company, Inc. Retirement Savings Plan

(Full title of the plan)

Louis F. Raymond

Vice President, General Counsel and Secretary

2400 South 44th Street

Manitowoc, WI 54221-0066

(920) 684-4410

(Name, address and telephone number, including area code,

of agent for service)

Copy to: Jay O. Rothman Mark T. Plichta Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.01 par value	12,500,000 shares	$4.38	$54,750,000	$5,514
Common Stock Purchase Rights	(3)	(3)	(3)	(3)

(1)	This Registration Statement covers, in addition to the number of shares of Common Stock stated above, rights to purchase or acquire the shares of Common Stock covered by the prospectus of the above-named plans, and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)	Pursuant to Rule 457(h) and (c) promulgated under the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 26, 2016, as reported on the New York Stock Exchange.
(3)	The Common Stock Purchase Rights (the “Rights”) are attached to, and traded with, the shares of Common Stock being registered; the value attributable to the Rights, if any, is reflected in the value attributable to Common Stock.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement (this “Registration Statement”) but will be sent or given to participants in The Manitowoc Company, Inc. 401(k) Retirement Plan (the “401(k) Plan”) and The Manitowoc Company, Inc. Retirement Savings Plan (the “Savings Plan” and, together with the 401(k) Plan, the “Plans”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by The Manitowoc Company, Inc. (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated herein by reference:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015;

2.	The 401(k) Plan’s Annual Report on Form 11-K for the plan year ended December 31, 2015;

3.	The Savings Plan’s Annual Report on Form 11-K for the plan year ended December 31, 2015;

4.	The Registrant’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016;

5.	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 4, 2016, January 6, 2016, January 25, 2016, January 29, 2016, February 9, 2016, February 11, 2016, February 24, 2016, March 9, 2016, March 10, 2016, March 24, 2016, March 29, 2016, May 3, 2016, May 9, 2016, June 10, 2016, July 7, 2016, August 9, 2016, and August 10, 2016; and

6.	The description of the Registrant’s common stock contained in Item 1 of its Registration Statement on Form 8-A/A, dated March 22, 2007, and any amendment or report updating that description.

All documents subsequently filed by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission) after the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

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Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

The Registrant is incorporated under the Wisconsin Business Corporation Law (the “WBCL”). Pursuant to the provisions of the WBCL and the by-laws of the Registrant, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities (which may include liabilities under the Securities Act) and expenses to the extent such officers or directors are successful in the defense of a proceeding. In addition, the Registrant will indemnify directors and officers of the Registrant to the fullest extent permitted or required by the WBCL against all liabilities incurred by or on behalf of such directors or officers in connection with a proceeding in which the director or officer is or was a party because he or she is a director or officer. The WBCL states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the WBCL, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except if the person asserting liability proves that the breach or failure to perform constitutes any of the following: (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; or (d) willful misconduct. The indemnification provided by the WBCL and the Registrant’s by-laws is not exclusive of any other rights to which a director or officer may be entitled.

Expenses for the defense of any action for which indemnification may be available may be advanced by the Registrant under certain circumstances.

The Registrant maintains an insurance policy, which indemnifies its officers and directors against certain liabilities.

The Registrant has entered into Indemnity Agreements with each of the members of the Registrant’s Board of Directors and each executive officer of the Registrant. Pursuant to such Indemnity Agreements, the Registrant is required to indemnify each such person to the fullest extent permitted or required by the WBCL against any liability incurred by such person in any proceeding in which such person is a party because he or she is a director or executive officer of the Registrant.

The foregoing is a summary and subject to the complete text of the WBCL, the Registrant’s articles of incorporation and the Registrant’s by-laws and is qualified in its entirety by reference thereto.

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Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

No original issue shares of the Registrant’s common stock will be made available by the Registrant for acquisition by participants in the Plans. In accordance with Item 8(a) of Form S-8, therefore, no opinion as to the legality of the shares is included in this filing.

The undersigned registrant hereby undertakes that it has or will submit the Plans, and any amendments thereto, to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to continue the qualification of the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.	Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on September 30, 2016.

THE MANITOWOC COMPANY, INC.
By:	/s/ Barry L. Pennypacker
Barry L. Pennypacker
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry L. Pennypacker and Louis F. Raymond, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2016.

Signature	Title

/s/Barry L. Pennypacker	President and Chief Executive Officer (Principal Executive Officer and Director)
Barry L. Pennypacker

/s/ David J. Antoniuk	Senior Vice President and Chief Financial Officer (Principal Financial Officer)
David J. Antoniuk

/s/ Kevin R. Mineard	Vice President and Corporate Controller (Principal Accounting Officer)
Kevin R. Mineard

Signature	Title

/s/ Kenneth W. Krueger	Director, Chairman of the Board
Kenneth W. Krueger

/s/ José Maria Alapont	Director
José Maria Alapont

/s/ Robert G. Bohn	Director
Robert G. Bohn

/s/ Donald M. Condon	Director
Donald M. Condon

/s/ Anne M. Cooney	Director
Anne M. Cooney

/s/ Jesse A. Lynn	Director
Jesse A. Lynn

/s/ C. David Myers	Director
C. David Myers

/s/ John C. Pfeifer	Director
John C. Pfeifer

Pursuant to the requirements of the Securities Act, the Retirement Plan Committee of The Manitowoc Company, Inc., which administers The Manitowoc Company, Inc. 401(k) Retirement Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on September 30, 2016.

THE MANITOWOC COMPANY, INC. 401(k) RETIREMENT PLAN

By:	Retirement Plan Committee of The Manitowoc Company, Inc.

	By:	/s/ Louis F. Raymond

Louis F. Raymond
Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, the Retirement Plan Committee of The Manitowoc Company, Inc., which administers The Manitowoc Company, Inc. Retirement Savings Plan, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on September 30, 2016.

THE MANITOWOC COMPANY, INC. RETIREMENT SAVINGS PLAN

By:	Retirement Plan Committee of The Manitowoc Company, Inc.

	By:	/s/ Louis F. Raymond

Louis F. Raymond
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

(4.1)	Amended and Restated Articles of Incorporation of the Registrant [Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 2, 2013].

(4.2)	Restated By-laws of the Registrant [Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on January 29, 2015].

(4.3)	Rights Agreement, dated as of March 21, 2007, between the Registrant and Computershare Trust Company, N.A., as Rights Agent [Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated as of March 21, 2007].

(23)	Consent of PricewaterhouseCoopers LLP.

(24)	Power of Attorney (included with signature page).

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